Exhibit 99.5

TO OUR SHAREHOLDERS

July 20, 2021

A lot has happened since the company last reported financials for the quarter ending July 31, 2018. Here are some of the highlights that we are proud of:

Successful Restructuring and Highlights

Beginning in 2019, ProBility Media Corp went through a restructuring to eliminate non-performing divisions and excess corporate overhead. Compared to our last public filing in 2018, management successfully retired or settled over $8.1 million in debt, reducing its debt by over 56%.

For fiscal year ending May 31, 2020, we successfully turned an operating profit of $321,549 compared to an accumulated loss of over $12.9 million through April of 2018 and $6.5 million in the three months between February and April 2018. Management’s efforts eliminated a run rate of over $12 million in annual operating losses to an operating profit. Despite the implications surrounding COVID-19and forced shutdowns, we still managed to generate an operating profit of $87,844.

Our CFO resigned in early 2019 and our President, Noah Davis, assumed the role without the need to hire an additional executive. We removed majority of our subsidiary management in 2019 and reduced overhead dramatically. These efforts allowed us to sustain a period of reduced revenue during COVID-19 for two of our subsidiaries North American Crane Bureau (NACB) and Disco Learning Media (Disco) that rely heavily on revenue from training within large corporations.

In late 2019, we began an aggressive switch from physical classes at its existing locations to to a virtual class setting. In March 2020, ProBility was prepared to handle the increase of 500% attendance in virtual programs. The focus on virtual programs and digital marketing lead us to expand our programs offered to over 15 states in the United States.

In recent months, NACB and Disco have returned to pre-COVID-19 revenue. NACB has emerged as one of the few remaining crane, hoist and safety training providers in the United States. Demand for our programs and services have increased to the point that additional trainers had to be added to accommodate the increase in corporate training. NACB is poised to grow substantially over the next few years as we are able to offer new programs, superior training with reduced competition. We are proud to be celebrating our 35th year anniversary. Our clients appreciate the longevity and credibility of NACB’s brand, NACB is in the process of beginning new significant relationships with large Fortune 500 corporations. We are very excited about our growth in the coming year. We have even started receiving inquiries from our international partners in Europe and South America as well as their countries opening post COVID-19.

One Exam Prep benefited substantially from the change during COVID-19 to a virtual format. Virtual class attendance increased over 500% and it passed the mark of over 50,000 students taught in multiple contractor specialties. One Exam has expanded its online programs by adding over 200 new courses over the past 18 months.

At Disco Learning Media, we recently reiterated a strong recovery post COVID-19 including the addition of new relationships with CPS Energy, the largest public power, natural gas and electric company in the United States. Through Disco we expect to expand our relationship with the State of Texas and University of Texas in 2021. Disco has enjoyed a strong relationship with Itron Inc as it continues its contract through 2024. We expect 2022 to be a banner year for Disco as we close in on various contracts, we had been close to signing prior to COVID-19. We believe Disco will continue to add support to ProBility’s additional subsidiaries as we connect our relationships with public and private institutions into additional services provided by One Exam and NACB.

As we embark on a new trajectory coming out of this restructuring, we are excited about how we are positioned as a company to increase our footprint in the vocational trades industry and grow through both our sales and marketing efforts and strategic acquisitions.

Sincerely,

ProBility Media Management

PROBILITY MEDIA CORP

PROBILITY MEDIA CORP

CONSOLIDATED BALANCE SHEETS

MAY 31, 2020 AND MAY 31, 2019

(Unaudited)

	May 31, 2020	May 31, 2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$314,168	$58,943
Receivables, net	53,431	772,900
Inventory	338,936	1,304,932
Other Current Assets	105,302	183,684
Total Current Assets	$811,837	$2,320,459

Property, Plant and Equipment, net	143,320	237,905
Intangible Assets, net	207,571	223,862
Security Deposit	19,948	27,447
Goodwill	2,077,661	2,129,067
Other Assets	58,129	76,922
Total Fixed Assets	$2,506,629	$2,695,203

TOTAL ASSETS	$3,318,466	$5,015,662

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	244,260	1,830,519
Short Term Borrowings/Lines of Credit	626,733	1,099,106
Contingent Liabilities	—	420,000
Deferred Revenue	—	16,425
Other Current Liabilities	402,920	1,401,537
Total Current Liabilities	$1,273,912	$4,767,587

Long Term Liabilities
Notes Payable	875,376	482,623
Convertible Notes Payable	4,796,323	4,649,607
Lease Payable	—	11,149
Security Deposit Rent	—	7,000
Shareholder Advance	13,392	17,915
Total Long-Term Liabilities	$5,685,091	$5,168,294

TOTAL LIABILITIES	$6,959,003	$9,935,881

Stockholders’ Deficit
Additional Paid in Capital	2,221,002	2,886,238
Capital Stock	4,129	163,482
Treasury Stock	(376,000)	(308,000)
Accumulated Deficit	(5,489,668)	(7,661,939)
Total Stockholders’ Deficit	$(3,640,537)	$(4,920,219)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,318,466	$5,015,662

Common stock, $.001 par value, 5,000,000,000 shares authorized, 2,559,893,315 shares issued and outstanding

PROBILITY MEDIA CORP

CONSOLIDATED STATEMENT OF OPERATIONS

MAY 31, 2020 AND MAY 31, 2019

(Unaudited)

	May 31, 2020	May 31, 2019
Revenue	$7,642,786	$6,859,580
Cost of Sales	(3144149)	(2783936)
Gross Profit	$4,498,637	$4,075,644

Operating Expenses	(4074088)	(4038891)
Selling, General & Administrative	(97925)	(90845)
Amortization	(5075)	(47673)
Depreciation	$(4,177,088)	$(4,177,409)
Total Operating Expenses	$321,549	($101,765)

Operating Income (Loss)

Other Income (Expense)
Interest Expense	(564087)	(646175)
Other Expenses	(10382)	(95804)
Other Income	165,153	_
Total Other Income (Expenses)	$(409,316)	$(741,979)

Net Income (Loss) before taxes	(87767)	(843744)
Income Tax Expense	–	–
Net Gain/Loss	$(87,767)	$(843,744)

Earnings (Loss) per Share	(0.000037)	(0.000364)

Weighted Average Common Shares Outstanding	2,379,630,815	2,319,543,315

PROBILITY MEDIA CORP

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

MAY 31, 2020 AND MAY 31, 2019

(Unaudited)

		Additional
	Common	Paid in	Retained	Treasury
	Stock	Capital	Earnings	Stock	Total
Balance May 31, 2019	$2,319,543	$2,886,238	($7,661,939)	($308,000)	($2,764,158)

$.001 par value, 5,000,000,000 shares authorized, 2,319,543,315 shares issued and outstanding

Net Income (Loss)	—	—	(87767)	—	$(87,767)
Common Stock Issued	240,350	—	—	—	$240,350
Additional Paid in Capital	—	(665236)	—	—	$(665,236)
Treasury Stock	—	—	—	(68000)	$(8,000)
Retained Earnings	—	—	2,260,038	—	$2,260,038
Balance May 31, 2020	$2,559,893	$2,221,002	$(5,489,668)	$(376,000)	$(1,084,773)

Common Stock $.001 par value, 5,000,000,000 shares authorized, 2,559,893,315 shares issued and outstanding

PROBILITY MEDIA CORP

CONSOLIDATED STATEMENT OF CASH FLOWS

MAY 31, 2020 AND MAY 31, 2019

(Unaudited)

OPERATING ACTIVITIES	May 31, 2020	May 31, 2019

Net Income/(Loss)	$(87,767)	$(843,744)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and Amortization	(97,925)	(90,845)
Other Income	165,153	—
Interest Expense	(564,087)	(646,175)
Changes in operating assets and liabilities:
Accounts Receivable	719,469	(9,783)
Inventory	965,996	(53,140)
Security Deposit	(7,500)	27,447
Prepayments & Other Current Assets	78,378	(163,541)
Accounts Payable & Accrued Liabilities	62,459	294,688
Contingent Liabilities	(420,000)	—
Other Liabilities	(998,615)	1,218,489
Interest Paid	(229,497)	(314,361)
Net Cash generated from / (used in) operating activities	$(413,936)	$(580,965)

Cash Flows from Investing Activities:
PP&E purchases/(disposal)	89,510	—
Net Cash used in investing activities	$89,510	$—

Cash Flows from Financing Activities:
Short term borrowings	472,373	14,483
Additional Paid in Capital	(665,235)	428,899
Proceeds from convertible notes payable	856,658	2,190,883
Payments to shareholder loan	(4,521)	17,914
Proceeds from notes payable	392,749	(2,065,987)
Net Cash provided by financing activities	$579,650	$586,708

Net change in cash	255,224	(9,256)
Cash at beginning of period	58,943	68,199
Cash at end of period	$314,167	$58,943

PROBILITY MEDIA CORP

Notes to the Unaudited Consolidated Financial Statements

MAY 31, 2020 AND MAY 31, 2019

(Unaudited)

Consolidated net sales for the year ended May 31, 2020 were approximately $7,642,786 , an increase of $783,206 as compared to the year ended May 31, 2019. Sales in our subsidiary as compared to the year prior ended May 31, 2018, our subsidiary One Exam Prep (OEP) was higher by $1,958,041 and sales in our subsidiary, North American Crane Bureau (NACB) were lower by $813,677, Disco Learning Media (Disco) sales were lower by $89,372. Sales during the period ended May 31, 2019, from discontinued subsidiaries were $271,786.

One Exam Prep’s sales increase was due to increased advertising and growth in new markets and the release of the 2020 National Electrical Code which generated an additional $1.3 million in sales that occur once every three years. Sales decreased at NACB due to the reduction of various non-profitable revenue streams. Disco sales were higher as a result of additional contracts for services.

Consolidated cost of sales for the year ended May 31,2020 were $360,213 higher than cost of sales for the year ended May 31, 2019, due to the increase in higher consolidated net sales. Cost of sales in One Exam Prep increased $1,071,227 while cost of sales in NACB decreased $99,155, and cost of sales in our Disco division decreased by $112,244. OEP’s cost of sales increased which was as a result of additional revenue. NACBs cost of sales decreased due to cost cutting measures. Cost of sales for Disco decreased due to additional cost cutting measures. As a result of the above sales and cost of sales factors, our overall gross profit rate for the year ended May 31, 2020, was 58.86% compared to 59.42% for the year ended May 31, 2019.

Selling, general and administrative expenses increased by $35,197 for the year ended May 31, 2020, as compared to the year ended May 31, 2019. These costs only increased slightly despite additional consolidated sales growth of $783,206.

Inventory was reduced for the year ended May 31, 2020, primarily due to the reduction of additional purchases for inventory and the sale of existing simulator units at NACB. Accounts receivable decreased for the year ended May 31, 2020 compared to the prior year as a result of strong collection efforts by our accounting department.

Accounts Payable and short-term borrowings were reduced substantially for the year ended May 31, 2020, compared to the prior year. Many accounts payable were settled for substantially lower amounts and positive income helped reduce the need to continue to borrow additional lines of credit.

Other current liabilities decreased by $998,617 for the year ending May 31, 2020, compared to the prior year. Paycheck Protection Program Funds (PPP) assisted in our ability to pay down current liabilities. Contingent liabilities were completely reduced to zero for the year ended May 31, 2020, due the satisfaction of acquisition notes payable during the period.

Long term notes payable increased by $392,753 in the year ended May 31, 2020, compared to the prior year as a result of PPP loans the subsidiaries were able to obtain.

(1) NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Nature of Operations— ProBility Media Corp (ProBility) is principally engaged as a Vocational Education, Publishing, Training and Technology (EdTech) company in the business of education and training for a wide range of industrial trades. The Company utilizes innovation through technology to educate, train and continually develop skill sets for skilled trades such as electricians, plumbers, crane operators, riggers, HVAC, construction and contractor certification among many others. ProBility is disrupting the way industrial education and training are delivered by replacing conventional methodologies with online programs in all 50 states. The Company offers over 500 e-Learning courses serving numerous state certifications.

b) Principles of Consolidation— ProBility has direct control of certain operating companies that have been deemed to be subsidiaries within the meaning of accounting principles generally accepted in the United States of America. Accordingly, the financial statements of such companies have been consolidated with Monarch’s financial statements. All significant intercompany transactions have been eliminated in consolidation.

We use the equity method to account for investments in companies if the investment provides the ability to exercise significant influence, but not control, over operating and financial policies of the companies in which we invest. Investments accounted for under the equity method are recorded initially at cost and subsequently adjusted for our share of the net income or loss and cash contributions and distributions to or from these entities. Our proportionate share of the net income or loss of these companies is included in consolidated net income.

c) Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Cash Equivalents—The Company considers all liquid funds in checking and savings bank accounts to be cash equivalents. As of May 31, 2020 and 2019, cash equivalents consisted of checking accounts with various banks.

e) Receivables—Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

At May, 2020 and May 31, 2019, the Company had no customers that comprised more than ten percent (10%) of total outstanding accounts receivable.

f) Inventories—Inventories of books are recorded at the lower of cost or market on a last-in, first-out (LIFO) basis. Most inventories are purchased from outside suppliers.

g) Property, Plant and Equipment— Property, plant and equipment are stated at cost of acquisition. The Company records depreciation, depletion and amortization related to the equipment purchased through acquisition of its subsidiaries; those related to general operations are recorded in Selling, General and Administrative Expenses; and those related to non-operational activities are in Other, net on the Consolidated Statements of Income.

h) Revenue Recognition—The Company records revenue from the sale of training services, content production, book and courses sold, following delivery of the products or services to customers, which is the point in time when the Company’s performance obligation with the customer is satisfied. In the event the Company receives advance payment on orders, we defer revenue recognition until the product is delivered.

i) Cost of Sales—The Company considers all production and shipping costs, inbound freight charges, purchasing and receiving costs, inspection costs, and warehousing costs as cost of sales.

j) Selling, General and Administrative Expenses—Selling, general and administrative expenses consist of sales personnel salaries and expenses, promotional costs, accounting and IT personnel salaries and expenses, general support staff salaries and expenses, director and administrative officer salaries and expenses, legal and professional expenses and other expenses related to overall corporate costs.

k) Other, net—Other, net contains miscellaneous nonoperating income (expense) items including interest income, interest expense, gains (losses) on sale of equity investments, and unrealized gains (losses) on equity investments.

l) Earnings per Share—Basic earnings per share is based on the weighted average common shares outstanding during each year. Diluted earnings per share are based on the weighted average common and common equivalent shares outstanding each year. ProBility has no common stock equivalents and therefore does not report diluted earnings per share. The weighted average number of shares outstanding was 2,379,630,815 in 2020, and 2,319,543,315 in 2019.

m) Taxes Collected from Customers and Remitted to Governmental Authorities—Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated statements of income and tax remitted in cost of sales.

n) Intangibles - Goodwill and Other—Goodwill represents the excess of cost over the fair value of net assets of businesses acquired. Goodwill acquired in a purchase business combination is not amortized but is tested for impairment on an annual basis. The Company performed a qualitative assessment of its goodwill during the fourth quarter of 2020 and determined that its goodwill is not impaired and therefore no impairment was required.

Subsequent Events

On July 1, 2021, ProBility entered into a settlement agreement with BHP Capital NY Inc, a convertible debt holder. The settlement agreement satisfied two notes, a note for $89,175 dated September 21, 2018, and a portion of a note purchased from Cavalry from the note date of January 19, 2018. These amounts did not include penalties and interest. The parties agreed to a full release of outstanding debt held by BHP for the issuance of 54,791,506 shares of common stock as full settlement of these notes.

On July 7, 2021, ProBility entered into a settlement agreement with King Cash for $90,000, a debt holder with a $154,989.50 balance in which Company was in default. $55,000 was paid as a down payment and $5,000 per month will be paid for seven months.

Forgiven PPP Notes Payable

In June 2020, various entities in ProBility had their loans forgiven from the Small Business Administration PPP Program. $620,200 in PPP loans were forgiven. The remaining amount owed of $397,792 is not yet due to be forgiven. We will apply for forgiveness at the appropriate time.